UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 8, 2019
____________________________

GROWLIFE, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
5400 Carillon Point Kirkland, WA 98033 (Address of Principal Executive Offices and zip code)

(866) 781-5559
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01                        Other Events.

On March 8, 2019, GrowLife, Inc. (the “Company”) issued a press release announcing earnings for the year ended December 31, 2018. GrowLife, Inc. Reported 112% Quarter-Over-Quarter Revenue Growth in Fourth Quarter and Year End 2018 Financial Results and Operational Highlights

On March 11, 2019, the Company held a conference call with investors where the Company updated stockholders on last year’s organizational and financial highlights, recent developments and discussed the goals for the Company in 2019. The Company announced estimated revenue guidance of $2.0 million for the quarter ending March 31, 2019. The Company announced estimated gross margins of 30% for the quarter ending March 31, 2019.

Item 9.01               Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit No.	Description
99.1	Press release issued March 8, 2019 concerning the earnings for the year ending December 31, 2018. Filed Herewith.
99.2	Press release issued March 4, 2019 announcing the investor call that was held on March 11, 2019. Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: March 12, 2019	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer